EXHIBIT 3.5
AMENDED AND RESTATED
BYLAWS
OF
KEURIG DR PEPPER INC.

As of FEBRUARY 20, 2025
ARTICLE I
OFFICES
Section 1.Registered Office. The registered office of Keurig Dr Pepper Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held for the purpose of electing directors and conducting such other business as may properly come before the meeting in accordance with Article II, Section 6. The date, time and place, within or outside the State of Delaware, or no place, solely by means of remote communication, of the annual meeting shall be determined by the Board and stated in the notice of the meeting or in a waiver of notice of such annual meeting.
Section 2.Special Meetings. Special meetings of stockholders may be held at such date, time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a waiver of notice thereof. Special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by resolution duly adopted by the affirmative vote of the majority of the members of the Board, and may not be called by any other person or persons. Any such resolution shall be sent to the Chairman of the Board or the Chief Executive Officer and the Secretary or Assistant Secretary and shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting is limited to the purposes stated in the notice.
Section 3.Notice. (a) Except as otherwise provided by applicable law or the Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) or these Amended & Restated Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”), notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to in a manner consistent with the General Corporation Law of the State of Delaware as it now exists and may hereinafter be amended (the “DGCL”) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

(b) When a meeting is adjourned to another place, date or time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with this Section 3; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 2 of Article VI herein, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

(c) If notice is given by mail, such notice shall be deemed given: (i) if mailed, when notice is deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s mailing address as it appears on the records of the Corporation; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

(d) So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL, and shall be deemed given as provided therein. Notwithstanding the foregoing, notice may be given to stockholders sharing an address in the manner and to the extent permitted by the DGCL and by the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act.

Section 4.Stockholders List. The Corporation shall prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the class and number of shares registered in the name of each stockholder. Nothing in this Section 4 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 5.Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place, without notice, other than as required in Section 3(b) above and other than announcement at the meeting at which the adjournment was taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. In addition, any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the chair of the meeting, subject to any rules and regulations adopted by the Board.
Section 6.Advance Notice of Stockholder Nominations and Other Business to Be Transacted at Annual Meeting. (a) Nominations of persons for election to the Board (“Nominations”) and the proposal of business other than Nominations (“Business”) may be transacted at an annual meeting of stockholders, only: (A) pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (B) by or at the direction of the Board (or any duly authorized committee thereof); or (C) by a stockholder of the Corporation who (1) is a stockholder of record on both (x) the date of the giving of the notice provided for in this Section 6 and (y) the record date for the determination of stockholders entitled to vote at such annual meeting and (2) has complied with the notice procedures set forth in this Section 6. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make Nominations and propose

Business before an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act.)

(b) In addition to any other applicable requirements, for Nominations and Business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, such stockholder must have given timely notice thereof in proper written form to the Secretary as set forth below, and the Business must constitute a proper matter under Delaware law for stockholder action.
(c) To be timely, a stockholder’s notice regarding any Nomination and/or proposed Business shall be delivered to the Secretary at the principal executive offices of the Corporation and received not later than the close of business (as defined in Section 6(e) below) on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the immediately preceding year’s annual meeting (or if no annual meeting was held in the preceding year), notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement (as defined in Section 6(e) below) of the date of such meeting is first made, whichever first occurs. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Notwithstanding anything to the contrary in this Section 6, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which Nominations would otherwise be due under this Section 6 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 6 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (for purposes of this Section 6, each a “nominee”): (1) the name, age, business address and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the class or series and number of shares of capital stock of the Corporation, if any, which are Beneficially Owned (as defined in Section 6(e)) or held of record by the nominee as of the date of notice; (4) the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for the annual or special meeting of the class or series and number of shares of capital stock of the Corporation, if any, which are owned beneficially and of record by such nominee as of such record date; (5) all other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (6) the information and documents required to be submitted by nominees pursuant to Section 8 below within the time period for delivery of a stockholder notice specified in Section 6(c) above.
(ii) as to each Business such stockholder proposes to bring before the annual meeting (1) a brief description of such Business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting (and in the event that such Business includes a proposal to amend the Bylaws, the language of the proposed amendment), and the reasons for proposing such Business at the annual meeting and (2) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed and, if such stockholder or beneficial owner is an entity, any Control Person (as defined in Section 6(d)(iv) below);
(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made or the Business is proposed: (1) the name and record address, as they appear on the corporation’s books, of such stockholder, and the name and address of such beneficial owner; (2) the class or series and number of shares of capital stock of the Corporation which are owned of record by such stockholder or beneficial owner as of the date of the notice; and (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and the stockholder (or a Qualified Representative of the stockholder, as defined in Section 6(e) below) intends to appear at the meeting to make such Nomination or present such Business;
(iv) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the Business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “Control Person”):
(1) the class or series and number of shares of capital stock of the Corporation that are Beneficially Owned by such stockholder or beneficial owner and by any Control Person, in each case, as of the date of the notice;
(2) a description of (x) any plans or proposals which such stockholder, beneficial owner, if any, or Control Person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act and (y) any agreement, arrangement or understanding among such stockholder, beneficial owner, if any, or Control Person and any other person or persons (including their names) in connection with the Nomination or proposal of such Business by such stockholder or beneficial owner, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the Exchange Act which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y) (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner));
(3) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any “Derivative Instrument” (as defined in Section 6(e) below), that has been entered into as of the date of the stockholder’s notice by, or on behalf, of such stockholder, beneficial owner, if any, or Control Person;
(4) a representation as to whether the stockholder, the beneficial owner, if any, or Control Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(1)) with respect to the Nomination or proposed Business and, if so, whether such solicitation will be conducted as an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act, the name of each participant in such solicitation, the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of Business, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s outstanding capital stock required under applicable law to approve or adopt the proposed Business or (y) in the case of any non-exempt solicitation made with respect to any Nomination, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of the Corporation’s stock entitled to vote generally in the election of directors;
(5) a representation that promptly after soliciting proxies from the holders of the Corporation’s stock referred to in the representation required under the immediately preceding clause (4), and in any event no later than the 10th day before such meeting of stockholders, such stockholder, beneficial owner, if any, Control Person or participant will provide the Corporation with documentation, which may take the form of a certified statement and documentation from a proxy solicitor, confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of the Corporation’s stock entitled to vote generally in the election of directors; and
(6) any other information relating to such stockholder, beneficial owner, if any, or Control Person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, whether or not an election contest is involved.
In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than five business days following the record date for such meeting to disclose the information contained in Section 6(d)(iii)(2) and Section 6(d)(iv)(1)-(3) as of the record date for the meeting.
(e) Definitions.
(i) For purposes of Section 6(d), shares shall be treated as “Beneficially Owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (2) the right to vote such shares, alone or in concert with others; and/or (3) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(ii) For purposes of Section 6 and Section 7, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

(iii) For purposes of Section 6(d)(iv), a “Derivative Instrument” means any agreement, arrangement or understanding (including any derivative or short positions, profit interests, option, warrant, forward contract, swap, contract of sale, convertible securities, stock appreciation or similar rights, hedging or pledging transactions, voting rights, dividend rights and any borrowing or lending of shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of capital stock of the Corporation, or to maintain, increase or decrease the voting power of the stockholder or beneficial owner, if any, or Control Person with respect to any securities of the Corporation.

(iv) For purposes of Section 6(d) and Section 7(b), a matter shall be deemed to have been “publicly announced” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission and a “public announcement” shall be deemed to have been made on such date.

(v) For purposes of this Section 6, to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such Nomination or proposal of Business at such meeting (and in any event not fewer than five business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(f) General. Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 6 or Section 7 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other Business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6. Notwithstanding any other provision of these Bylaws, a stockholder (and any beneficial owner on whose behalf a Nomination is made or other Business is proposed, and if such stockholder or beneficial owner is an entity, any Control Person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 6; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to Nominations or proposals as to Business to be considered pursuant to this Section 6 or Section 7. Except as otherwise provided by applicable law, the Board (or an authorized committee thereof), or, at any meeting of stockholders, each of the Board, the chair of the meeting and the Chairman of the Board (in the case of Chairman of the Board and chair of the meeting, subject to the supervision, discretion and control of the Board) shall have the power to determine whether a Nomination or Business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether a stockholder or beneficial owner provided all information and complied with all representations required under Section 6, Section 7 and/or Section 8 and/or complied with the requirements of Rule 14a-19 under the Exchange Act). If any proposed Nomination or other Business is not in compliance with these Bylaws, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chair of the meeting (subject to the supervision, discretion and control of the Board) shall have the power to declare at the meeting that the Nomination or other Business was not made in accordance with the procedures prescribed by these Bylaws and that the defective Nomination or Business shall be disregarded, notwithstanding that proxies and votes in respect of any such Nomination or other Business may have been received by the Corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 6, unless otherwise required by law, or otherwise determined by the Board, or the chair of the meeting (subject to the supervision, discretion and control of the Board), if: (i) the stockholder does not provide (or supplement) the information required under Section 6 or Section 8 to the Corporation within the time frames specified herein or (ii) the stockholder (or a Qualified Representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present a Nomination or other Business, in each case, such Nomination shall be disregarded and such other Business shall not be transacted, notwithstanding that proxies and votes in respect of any such Nomination or other Business may have been received by the Corporation.

(g) Notwithstanding the provisions of this Section 6, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for an annual meeting, stockholders must provide notice as required by Rule 14a-8 under the Exchange Act, and the foregoing notice requirements of this Section 6 will not apply to stockholders who have notified the Corporation of their intention to present a stockholder proposal at a meeting of stockholders only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(h) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board.

Section 7.Advance Notice Provisions for Nominations for Election of Directors for Special Meetings. (a) For a special meeting of stockholders at which one or more directors are to be elected pursuant to Section 2 of Article II, Nominations shall be made only: (A) by or at the direction of the Board (or any duly authorized committee thereof); or (B) provided that the Board of Directors has determined that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is: (1) a stockholder of record on both (x) the date of the giving of the notice provided for in this Section 7 and (y) the record date for the determination of stockholders entitled to vote at such annual or special meeting and (2) delivers a timely written notice of the Nomination to the Secretary that includes the information set forth in Section 6(d) above, including the additional information required by Section 8 below. If a stockholder is entitled to vote only for a specific class or category of directors at an annual or special meeting of the stockholders, such stockholder’s right to make a Nomination pursuant to this Section 7 shall be limited to such class or category of directors.
(b) To be timely, a stockholder’s notice regarding a Nomination required by this Section 7 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting or (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public announcement of the date of such special meeting was made, whichever first occurs. In no event shall an adjournment or recess of a special meeting, or a postponement of a special meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such special meeting.
Section 8.Submission of Information Regarding Director Nominees.
(a) As to each person whom a stockholder proposes to nominate for election or reelection as a director of the Corporation under Section 6 or Section 7 above, a person must deliver to the Secretary at the principal executive offices of the Corporation the following information:
(i) a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (1) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (x) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or (y) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (4) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors (which will be provided by the Secretary of the Corporation within five business days following a request therefor); and

(ii) fully completed and signed questionnaire(s) prepared by the Corporation with respect to the background and qualification of such person that the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation (all of the foregoing, “Questionnaires”). The Questionnaires will be provided by the Secretary of the Corporation within five business days following a request therefor.

(b) A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such other information as it may reasonably request to determine whether such proposed nominee is qualified under the Certificate of Incorporation or these Bylaws and any law, rule, regulation or listing standard that may be applicable to the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(c) If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 6 or Section 7 above, all written and signed representations and agreements and all fully completed and signed Questionnaires required pursuant to Section 8(a) above shall be provided to the Corporation at the same time as such notice, and the additional information described in Section 8(b) above shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request. All information provided pursuant to Section 8(a) and (b) shall be deemed part of the stockholder’s notice submitted pursuant to Section 6 or Section 7, as applicable.
Section 9.Inspectors. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election. Such inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots; (b) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (c) count and tabulate all votes and ballots; and (d) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.
Section 10.Voting; Proxies. (a) Except as otherwise provided by applicable law or in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder on the record date for the meeting. The ability of the stockholders to engage in cumulative voting is specifically denied. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

(b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such proxy shall be filed with the Secretary before the vote at such meeting of stockholders. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or another duly executed proxy bearing a later date with the Secretary.
(c) Except as set forth below in this Section 10 or as required by applicable law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law, rule or regulation applicable to the Corporation or its securities, when a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting. Voting at meetings of stockholders need not be by written ballot unless so directed by the presiding officer of the meeting or the Board.
(d) For purposes of non-contested elections of incumbent directors, a vote of the holders of a majority of stock which was actually voted means that the number of shares voted “for” an incumbent director’s election must exceed the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes present in person or represented by proxy at any meeting for the election of directors at which a quorum is present. An election of directors shall be considered contested if the number of nominees standing for election at any meeting of stockholders exceeds the number of directors to be elected, and with respect to which a stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 6 or Section 7 above, and, on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the SEC (regardless of whether thereafter revised or supplemented), the notice has not been: (i) withdrawn in writing to the Secretary; (ii) determined to be not a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 6, or if challenged in court, by a final court order; and (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.
Section 11.Action without a Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.
Section 12.Order of Business. (a) The Board may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Subject to any such rules and regulations as adopted by, and the supervision of, the Board, the chair of the meeting of stockholders shall determine the order of business and shall have the authority to regulate the conduct of any such meeting, including, without limitation, by (i) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting of stockholders; (ii) establishing rules and procedures for maintaining order at the meeting and the safety of those present; (iii) imposing limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (iv) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (v) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board, the chair of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 5 of this Article II.

(b) Unless otherwise determined by the Board, meetings of stockholders shall be presided over by the Chairman of the Board or, in the Chairman’s absence, by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by an officer or director of the Corporation designated by the Board (such person referred to in these Bylaws as the “chair of the meeting”). The Secretary or Assistant Secretary shall act as secretary of the meeting, but in the Secretary’s or Assistant Secretary’s absence, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 13.Waiver of Notice. Whenever notice is required to be given by any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board or a committee of the Board need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.
ARTICLE III
BOARD OF DIRECTORS
Section 1.Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.
Section 2.Number, Election and Qualification. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect directors, the number of directors of the Corporation shall be established by resolution of the Board. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.
Section 3.Terms of Office. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement or removal.

Section 4.Quorum and Manner of Acting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence of a majority of the members of the Board shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until the quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the Board at which a quorum is present, all matters shall be decided by the affirmative vote of the majority of directors present, except as otherwise required by law. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.
Section 5.Annual Board Meeting. In connection with each annual meeting of stockholders for the election of directors, the Board may meet at the place of the annual meeting of the stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, unless the meeting is designated as “regular” meeting, notice thereof must be given as hereinafter provided for special meetings of the Board, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all directors who may not have received such notice.
Section 6.Regular Meetings. Regular meetings of the Board may be held, without notice, at such time and place, within or without the State of Delaware, as shall from time to time be established by the Board. At such meetings, the Board may transact such business as may be brought before the meeting. A notice of each regular meeting shall not be required.
Section 7.Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the directors then in office. Notice of each such meeting shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, at least 24 hours before the date and time of the meeting, or sent in writing to each director either by first class mail, charges prepaid, at least three days before the date of the meeting or by a reputable overnight delivery service, at least two days before the date of the meeting. Each such notice shall state the time and place of the meeting and need not state the purpose or purposes thereof. Notice of any meeting of the Board need not be given to any director if he or she shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he or she shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these Bylaws or terms of the notice thereof, any and all business may be transacted at any meeting even though no notice shall have been given.
Section 8.Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire board of directors may be removed, with or without cause by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors at a special meeting of stockholders called in accordance with the Certificate of Incorporation and these Bylaws expressly for that purpose.
Section 9.Resignations. Any director may resign at any time by giving notice to the Chairman of the Board, the President, the Secretary or any committee to which the Board has delegated the authority to accept resignations. The resignation of any director shall take effect upon receipt of notice thereof or at such later time, including without limitation, upon the happening of a specified event, as shall be specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 10.Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, and unless otherwise required by law, any vacancy or newly created directorships in the Board, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director and shall not be filled by the stockholders. A director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until such director’s earlier death, resignation, retirement or removal as provided herein. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 11.Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, directors shall be entitled to such compensation for their services, in the form of cash or equity of the Corporation or other compensation, or a combination thereof, as may be approved by the Board from time to time, including, if so approved, reasonable annual fees and reasonable fees for attending meetings of the Board and meetings of any committee of the Board. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from any such meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.
Section 12.Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board (including any committee) may be taken without a meeting if written consent thereto is signed or transmitted electronically by all members of the Board (or all members of such committee). After action is taken, such written consent shall be filed with the minutes of proceedings of the Board or committee, as applicable.
Section 13.Remote Participation in Meetings. Any member of the Board, or any committee thereof, may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meetings.

ARTICLE IV
COMMITTEES OF DIRECTORS

Section 1.Designation of Committees. The Board may, by resolution passed thereby, designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee and delegate to a subcommittee any or all of the powers and authority of the committee.
Section 2.Vacancies. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
Section 3.Powers. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board to the extent provided by Section 141(c) of the DGCL.
Section 4.Minutes. Each committee of the Board shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE V
OFFICERS
Section 1.Principal Officers. The Board shall elect, if and when designated by the Board, a Chairman of the Board (who can, but does not need to be, an officer of the Corporation), a Chief Executive Officer, a President, a Secretary and a Treasurer, and may in addition elect one or more (or delegate authority to the Chairman of the Board and/or the Chief Executive Officer to appoint one or more) Executive Vice Presidents, Senior Vice Presidents, Vice Presidents or one or more Assistant Secretaries and Assistant Treasurers and such other officers as it deems fit. No officer need be a stockholder and one person may hold, and perform the duties of, any two or more of the said offices.
Section 2.Election and Term of Office. The principal officers of the Corporation shall be elected by the Board . Each such officer shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement or removal.

Section 3.Other Officers. In addition, the Board may elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other officers as they deem fit. Any such other officers so appointed shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board, the Chairman of the Board or the Chief Executive Officer may from time to time determine.
Section 4.Removal and Resignation. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present, or by a duly authorized officer. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and the acceptance of such resignation shall not be necessary to make it effective. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.
Section 5.Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term or such office may be left vacant.
Section 6.Chairman of the Board. The Chairman of the Board shall preside, if present, at all meetings of the Board and at all meetings of the stockholders in accordance with Section 12(b) of Article II. If the Chairman of the Board is not present at a meeting of the Board, another director chosen or designated by the Board shall preside. He or she shall have and perform such other duties as from time to time may be assigned to him by the Board.
Section 7.Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision, direction and control of the business of the Corporation. He or she shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders in accordance with Section 12(b) of Article II and the Board, unless otherwise determined by the Board. The Chief Executive Officer shall have such other powers and be subject to such other duties as the Board or the Chairman of the Board may from time to time assign and as may be provided by applicable law.
Section 8.President. Unless some other officer has been elected Chief Executive Officer, the President shall be the chief executive officer of the Corporation with the powers and duties set forth in Section 7 of this Article V. If a Chief Executive Officer has been elected, the President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board, the Chairman of the Board or the Chief Executive Officer and as may be provided by applicable law.
Section 9.Vice President(s). Each Executive Vice President, Senior Vice President and Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.
Section 10.Treasurer and Assistant Treasurers. (a) The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation. He or she shall exhibit at all reasonable times his or her books of account and records to any of the directors upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he or she shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President. The Treasurer shall give such bond, if any, for the faithful discharge of his or her duties as the Board may require.

(b) The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board or, if there be no such determination, in the order of their election) shall perform the duties and exercise the powers of the Treasurer.
Section 11.Secretary and Assistant Secretaries. (a) The Secretary, if present, shall act as secretary at all meetings of the Board and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.
(b) The Assistant Secretaries shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board or, if there be no such determination, in the order of their election) shall perform the duties and exercise the powers of the Secretary.
(c) In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chair of the meeting shall designate a temporary secretary to keep a record of the meeting.
ARTICLE VI
TRANSFERS OF STOCK
Section 1.General. Unless otherwise provided by resolution of the Board, each class or series of the shares of capital stock in the Corporation shall be issued in certificated form. Shares that are uncertificated shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney or legal representative upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.
Section 2.Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date in accordance with the DGCL, which, unless otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such meetings, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
Section 3.Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
Section 4.Lost, Stolen or Destroyed Certificates. In the event the Corporation issues certificated shares, the Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to present reasonable evidence of such loss, theft or destruction in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the

Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.
ARTICLE VII
MISCELLANEOUS
Section 1.Corporate Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware. The Secretary shall be the custodian of the seal. The Board may authorize a duplicate seal to be kept and used by any other officer.
Section 2.Voting of Stock Owned by the Corporation. The Board may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.
Section 3.Dividends. Subject to applicable law and the provisions of the Certificate of Incorporation, the Board may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.
Section 4.Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year.
Section 5.Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.
Section 6.Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation or these Bylaws, any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using an electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
Section 7.Exclusive Forum.
(a) Unless the Corporation selects or consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law or (4) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. In addition, unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.
ARTICLE VIII
AMENDMENTS
Section 1.General. The Board shall have the power to adopt, amend or repeal these Bylaws at any valid meeting by the affirmative vote of a majority of the whole Board. These Bylaws may also be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon called for that purpose, by the affirmative vote of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon; provided, however, that with respect to Sections 2, 6, 7, and 11 of Article II, Sections 2, 3, 7, and 10 of Article III and this Article VIII, such provisions may only be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting called for that purpose of holders of shares of stock entitled to vote thereon, by an affirmative vote of not less than two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon.